                        FORM OF INDEMNIFICATION AGREEMENT


     This Agreement is made and entered into this ____ day of __________, 199_ ("Agreement"), by and between Renaissance Cosmetics, Inc., a Delaware corporation (the "Company"), and [NAME OF OFFICER/DIRECTOR] ("Indemnitee").

     WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors and/or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation;

     WHEREAS, the cost of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and the Company's stockholders to assure such persons that there will be increased certainty of such protection in the future;

     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company;

     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

     WHEREAS, the Board has determined that it is in the best interests of the Company to adopt certain indemnification arrangements in addition to the indemnification provisions in the Company's Restated Certificate of Incorporation, as amended (the "Certificate").

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as set forth below.

     Section 1. SERVICES BY INDEMNITEE. Indemnitee agrees to serve as a [DIRECTOR/OFFICER] of the Company and/or of such Other Entity (as defined in Section 12(b)) as the Company may, at any time and from time to time, request.

     Section 2. INDEMNIFICATION - GENERAL. The Company shall indemnify, and advance Expenses (as defined in Section 18) to, Indemnitee (a) as provided in this Agreement, and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time ("Applicable Law"). The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections.

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

     Section 3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as defined in Section 18), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as defined in Section 18), other than a Proceeding by or in the right of the Company. Pursuant to this
Section 3, Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 4. PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Subject to the condition set forth in this Section 4, Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; PROVIDED, however, that, if Applicable Law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company, unless and to the extent that the Court of Chancery of the State of Delaware (the "Chancery Court"), or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

     Section 5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to, and is wholly successful in resolving, any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in resolving such Proceeding but is successful as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the dismissal (with or without prejudice) of any claim, issue or matter in a Proceeding shall be deemed to be a wholly successful result as to such claim, issue or matter.

     Section 6. INDEMNIFICATION FOR CERTAIN TAXES. Indemnitee shall be entitled to indemnification for all federal, state and local income taxes imposed with respect to any income imputed or credited to Indemnitee with respect to any costs and/or expenses (including reasonable attorneys' fees and disbursements) incurred by Indemnitee at the request of the Company and reimbursed by the Company to such Indemnitee as a reasonable and necessary

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deductible business expense, whether or not the Company is able to successfully sustain the characterization of such expense in connection with any tax audit of the Company.

     Section 7.     INDEMNIFICATION FOR EXPENSES OF A WITNESS.
Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith.

     Section 8. ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding, unless it has already been determined that Indemnitee is not entitled to be indemnified against such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include an undertaking by, or on behalf of, Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

     Section 9.     PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO
                    INDEMNIFICATION.

          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

          (b) Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination with respect to Indemnitee's entitlement thereto shall be made by the following person, persons or entity (the "Decisionmaker") in the following cases: (i) if a Change in Control (as defined in Section 18) shall have occurred, by Independent Counsel (as defined in Section 18) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee upon request; or (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of all of the Disinterested Directors (as defined in Section 18), or (B) if there are no Disinterested Director or if a majority of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, upon request; or (C) if so directed by the Board, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee (or on behalf of Indemnitee) shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Decisionmaker, including providing to the Decisionmaker upon reasonable advance request any documentation or information which is not

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privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the Decisionmaker shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

          (c) For purposes of this Section 9, the Independent Counsel shall be selected by the Board. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(a), no Independent Counsel shall have been selected by the Board, Indemnitee may petition the Chancery Court or other court of competent jurisdiction for appointment of an Independent Counsel, and the person so appointed shall act as Independent Counsel under Section 9(b). The Company shall pay any and all reasonable fees expenses incurred by Independent Counsel in connection with acting pursuant to Section 9(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 9(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity.

          (d) The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability. The Company shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement, which consent shall not be unreasonably withheld.

     Section 10.    PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

          (a) If a Change of Control shall have occurred, the Decisionmaker shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a), and the Company shall have the burden of proof to overcome that presumption in connection with any determination by the Decisionmaker contrary to that presumption.

          (b) If the Decisionmaker shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification

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under Applicable Law; provided, however, that the sixty (60) day period may be extended for up to an additional thirty (30) days (a total of ninety (90) days) if the Decisionmaker in good faith requires such additional time in rendering his/its decision; and provided further that the foregoing provisions of this Section 10(b) shall not apply if (i) the determination of entitlement to indemnification is to be made by the stockholders and if (A) within fifteen (15) days after receipt by the Company of the request for indemnification, the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting of stockholders to be held within seventy-five (75) days thereafter or (B) a special meeting of stockholders is called within fifteen days (15) after such receipt for the purpose of making such determination, such meeting is held within sixty (60) days after being called and such determination is made at such meeting or
(ii) if the determination of entitlement to indemnification is to made by Independent Counsel pursuant to Section 9(b).

          (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

          (d) Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant, an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

     Section 11.    REMEDIES OF INDEMNITEE.

          (a)  In the event that (i) a determination is made pursuant to
Section 9 that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(b) within ninety days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 5 or 7 or the last sentence of Section 9(b) within ten
(10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Sections 3 or 4 is not made within ten
(10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Chancery Court of his

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entitlement to such indemnification or advancement of Expenses.
Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within ninety (90) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5.

          (b) In the event that a determination shall have been made pursuant to Section 9(b) that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a DE NOVO trial, or arbitration, on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination.

          (c) If a determination shall have been made pursuant to Section 9(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Applicable Law.

          (d) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 18) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

     Section 12.    NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under Applicable Law, the Certificate, any agreement, a vote of stockholders, a resolution of the Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or caselaw, permits greater indemnification or advancement of Expenses than would be permitted currently under

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the Company's Certificate or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

          (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors and/or officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company ("Other Entity"), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage maintained for any such director/officer under such policy or policies.

          (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

          (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          (e) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any Other Entity shall be reduced by any amount the Indemnitee actually receives as indemnification or advancement of Expenses from such Other Entity.

     Section 13. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or agent of the Company or of any Other Entity which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any arbitration commenced by Indemnitee pursuant to
Section 11 relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

     Section 14. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable: (a) the validity, legality and enforceability of the

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remaining provisions of this Agreement (including each portion of any Section containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

     Section 15. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, but subject to
Section 11(d), Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless such Proceeding or such claim shall have been approved by the Board.

     Section 16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

     Section 17. HEADINGS. The headings here are inserted for convenience only and shall not be deemed to affect the construction thereof.

     Section 18.    DEFINITIONS.  For purposes of this Agreement:

          (a) "Change in Control" means a "change in control" as defined in that certain Indenture, dated as of February 7, 1997, by and between the Company and United States Trust Company of New York, as trustee, whether or not such Indenture is in effect at the time of the Change of Control.

          (b) "Corporate Status" means the status of a person who is or was a director or officer of the Company or of any Other Entity to the extent such person is or was serving in such position at the request of the Company.

          (c) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

          (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

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          (e)  "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee, (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (iii) any other person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

          (f) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 11 to enforce his rights under this Agreement.

          (g) "Section" means a section of this Agreement, unless clearly indicated otherwise.

     Section 19. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     Section 20. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee hereunder or otherwise, except to the extent the Company is materially prejudiced by such failure.

     Section 21. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) received by reputable overnight delivery/courier service on the second day after the date on which it is delivered to the delivery/courier service:

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

          (a)  If to Indemnitee, to:

               _________________________
               _________________________
               _________________________
               _________________________


          (b)  If to the Company to:

               Renaissance Cosmetics, Inc.
               635 Madison Avenue
               New York, New York  10022
               Attention:  General Counsel

               with a copy to:

               John L. Ruppert, Esq.
               Brownstein Hyatt Farber & Strickland, P.C.
               410  17th Street, 22nd Floor
               Denver, Colorado  80202

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     Section 22. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws rules. Except with respect to arbitration commenced by the Indemnitee pursuant to Section 11(a), the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action brought or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court and not in any other federal or state court, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably RL&F Service Corp., One Rodney Square, 10th Floor, 10th and King Streets, Wilmington, Delaware 19801, as such party's agent in the State of Delaware for acceptance of service of process in connection with any such action or proceeding against such party with the same legal force and effect as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an improper or otherwise inconvenient forum.

     SECTION 23. CONTRIBUTION. To the fullest extent permissible under Applicable Law, if the indemnification provided for in this Agreement is unavailable for any reason, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgment, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

     Section 24. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include the feminine pronoun, where appropriate.





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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                       COMPANY

                                       RENAISSANCE COSMETICS, INC.



                                       By:
                                           --------------------------------
                                           Name:
                                                 --------------------------
                                           Title:
                                                 --------------------------


                                       [INSERT INDEMNITEE NAME]


                                       ------------------------------------

                                       Address:  Renaissance Cosmetics, Inc.
                                                 635 Madison Avenue
                                                 New York, New York  10022


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